Exhibit 4(b)

NINTH AMENDMENT OF

CONSTRUCTION LOAN AGREEMENT

THIS NINTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 3rd day of September, 2013 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated January 30, 2009, the allocation of the TERM LOANS was modified by the addition of the FIXED RATE II TERM LOAN, provisions relating to the Ameren Agreement were added and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated September 18, 2009, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to September 17, 2010, the interest rate and non-usage fee applicable to the REVOLVING LOAN was modified as provided for therein and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated June 1, 2010, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 31, 2011, the interest rate applicable to the LOANS was modified, the restrictions on CAPITAL EXPENDITURES for BORROWER’S 2010 fiscal year was modified, the amortization of the FIXED RATE LOAN was modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated May 31, 2011, the LOAN TERMINATION DATE of the REVOLVING LOAN was

extended to May 30, 2012, the interest rate applicable to the REVOLVING LOAN was modified, the COMMITMENTS of the BANKS in the REVOLVING LOAN were modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated May 30, 2012, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from May 30, 2012 to May 29, 2013, the FIXED CHARGE COVERAGE RATIO was modified, the NET WORTH financial covenant was removed, the capital expenditures covenant was modified, the application of the EXCESS CASH FLOW payment was modified, the LONG TERM REVOLVING LOAN was paid off and terminated and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Seventh Amendment of Construction Loan Agreement dated March 15, 2013, the FIXED CHARGE COVERAGE RATIO was modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of Construction Loan Agreement dated May 29, 2013, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 31, 2014;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated May 16, 2012 (the “Midland Assignment”) between Deere Credit, Inc. and Midland States Bank (“Midland”), Midland acquired all of Deere Credit, Inc.’s right, title and interest in the Fixed Rate Loan, and Midland agreed to become a BANK under the AGREEMENT;

WHEREAS, BORROWER has requested, and under the terms of this Amendment Banks have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from May 31, 2014 to July 31, 2014, to extend the Refinance Term Loan provided for in this Amendment to refinance the existing TERM LOANS and to otherwise amend the AGREEMENT as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

2. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to May 31, 2014 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof July 31, 2014. Anywhere else in the AGREEMENT which refers to May 31, 2014 as the LOAN

TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT a SEVENTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE or, in the case of Farm Credit Services of America, a SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and in the case of Midland States Bank and 1st Farm Credit Services, PCA/FLCA a REVOLVING PROMISSORY NOTE, and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such SEVENTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE or REVOLVING PROMISSORY NOTE, as the case may be.

3. The definition of the term “LIBOR RATE” in Section 1.26 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.26 “LIBOR RATE” means, an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the Three (3) Month LIBOR RATE with respect to the Refinance Term Loan and as the One (1) Month LIBOR RATE with respect to the REVOLVING LOAN. The LIBOR RATE will be adjusted and determined without notice to BORROWER on the INTEREST RATE CHANGE DATE applicable to each LOAN as set forth in this AGREEMENT. If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or ADMINISTRATIVE AGENT is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, ADMINISTRATIVE AGENT may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER and each BANK of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by ADMINISTRATIVE AGENT or any BANK on its loans. If the Index becomes unavailable during the term of the LOANS, ADMINISTRATIVE AGENT may designate a substitute index after notifying BORROWER and BANKS. ADMINISTRATIVE AGENT will tell BORROWER the current Index rate upon BORROWER’S request. The interest rate change will not occur more often than each month on the first (1st) calendar day of the applicable month with respect to the REVOLVING LOAN, and the interest rate change will not occur more often than each quarter on the eighth (8th) calendar day of the applicable quarter with respect to the Refinance Term Loan. BORROWER understands that BANKS may make loans based on other rates as well. The Index currently is ______% per annum.

4. The definition of the term “INTEREST CHANGE RATE” in Section 1.51 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.51 “INTEREST CHANGE DATE” means, with respect to the REVOLVING LOAN, the first (1st) calendar day of each month on which the Index applicable to the REVOLVING LOAN will adjust to the One (1) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE; and with respect to the Refinance Term Loan, the eighth calendar day of each quarter on which the Index applicable to the Refinance Term Loan will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE.

5. The definition of the term “INTEREST PERIOD” in Section 1.25 of the AGREEMENT is hereby amended by inserting “and Refinance Term Loan” after LONG TERM REVOLVING NOTES.

6. The definition of the term “LOANS” in the Recital to the Agreement is hereby amended to include the Refinance Term Loan provided for in this Amendment below.

7. The definition of the term “LOAN DOCUMENTS” in Section 1.27 of the AGREEMENT is hereby amended to include the Refinance Term Notes.

8. Section 1 of the AGREEMENT entitled “Definitions” is hereby amended by inserting the following defined terms at the end of such Section 1:

1.52 “Refinance Term Loan” means the term loan in the original principal amount of $44,100,804.39 extended by BANKS with a Refinance Term Loan Commitment to BORROWER to refinance the FIXED RATE LOAN, FIXED RATE II LOAN and the VARIABLE RATE LOAN. Prior to the payment due on July 8, 2014, the principal balance and initial interest and payment terms will mirror the terms of the FIXED RATE LOAN and FIXED RATE II LOAN being refinanced with the Refinance Term Loan. After such date, the interest and payment terms will be based on the provisions of that certain Ninth Amendment of Construction Loan Agreement among BORROWER, the AGENT and the BANKS.

1.53 “Refinance Term Notes” means the notes executed and delivered by BORROWER to each BANK with a Refinance Term Loan Commitment in the principal amount of such Refinance Term Loan Commitment, as amended, renewed or restated from time to time.

1.54 “Refinance Term Loan Commitment” means the amount set opposite a BANK’s name under the column entitled “Refinance Term Loan -Commitment” on Exhibit H to this AGREEMENT.

9. Section 2.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.5 REFINANCE TERM LOAN. Subject to the terms of this AGREEMENT, each BANK with a Refinance Term Loan Commitment agrees to extend the Refinance Term

Loan to BORROWER in the amount of such BANK’s Term Loan Commitment. The Refinance Term Loan will be evidenced by the Refinance Term Notes. BORROWER will use the proceeds of the Refinance Term Loan to pay in full the outstanding principal and interest balances of the FIXED RATE LOAN, FIXED RATE II LOAN and the VARIABLE RATE LOAN.

Principal on the Refinance Term Loan will be paid as follows:

(a)	On January 8, 2014, BORROWER shall make a principal payment of $2,031,065.25, and shall pay all accrued and unpaid interest on the Refinance Term Loan;

(b)	On April 8, 2014, BORROWER shall make a principal payment of $2,069,739.14, and shall pay all accrued and unpaid interest on the Refinance Term Loan;

(d)	Thereafter, the principal balance of the Refinance Term Loan will be payable in equal quarterly installments of $2,000,000.00, commencing on July 8, 2014, and continuing on the same day of each calendar quarter thereafter until April 8, 2019 (the “Maturity Date”) when the outstanding principal balance, together with accrued and unpaid interest, will be due and payable in full.

10. Section 2.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.6 Interest on the Refinance Term Loan. Interest on the Refinance Term Loan shall accrue and be calculated using a rate of three percent (3%) over the Index, adjusted if necessary for any maximum rate limitations, resulting in an initial rate of ____% per annum based on a year of 360 days. Interest on the Refinance Term Loan is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Refinance Term Loan is computed using this method. The principal balance of the Refinance Term Loan will bear interest after maturity and after the occurrence and during the continuance of an EVENT OF DEFAULT at a variable per annum rate equal to the Index plus six percent (6%), but not to exceed the maximum rate allowed by law. BORROWER will pay interest quarterly, in arrears, on the dates that principal installments are due. Accrued and unpaid interest must also be paid on the Maturity Date of the Refinance Term Loan, whether by acceleration or otherwise. The interest rate change will not occur more often than each quarter on the INTEREST RATE CHANGE DATE applicable to the Refinance Term Loan.

11. Section 6.2.3 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.3 For each fiscal year during the term of the Refinance Term Loan, BORROWER shall determine and report to ADMINISTRATIVE AGENT, within 120 days after the end of each such fiscal year, the amount of its EXCESS CASH FLOW for such ended fiscal year. Within 120 days following the end of each such fiscal year, BORROWER will pay to ADMINISTRATIVE AGENT twenty percent (20%) of such EXCESS CASH FLOW calculated by BORROWER for such fiscal year; provided, however, that, the maximum amount of such EXCESS CASH FLOW payment for any fiscal year shall not exceed $6,000,000.00, and the maximum amount of such EXCESS CASH FLOW payment during the term of this AGREEMENT shall not exceed $18,000,000.00 in the aggregate. BORROWER’s payment of EXCESS CASH FLOW required in this Section shall be applied to the outstanding principal balance of the Refinance Term Loan, and after the Refinance Term Loan is repaid in full, BORROWER shall no longer be required to pay to ADMINISTRATIVE AGENT EXCESS CASH FLOW. Such annual payments of EXCESS CASH FLOW shall not release BORROWER from making the quarterly payments required above on the Refinance Term Loan or any other payment required under this AGREEMENT or any other LOAN DOCUMENT.

12. Exhibit H to the AGREEMENT is hereby deleted in its entirety and the Exhibit H attached to this Amendment is inserted in lieu thereof

13. This Amendment shall not be effective until the ADMINISTRATIVE AGENT shall have received each of the following (each in form and substance acceptable to the ADMINISTRATIVE AGENT) or the following conditions have been satisfied:

(a).	This Amendment, duly executed by BORROWER and each BANK.

(b).	The SEVENTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE or REVOLVING PROMISSORY NOTES referenced above, duly executed by BORROWER.

(c).	The Refinance Term Notes payable to each BANK with a Refinance Term Loan Commitment in the principal amount of such Refinance Term Loan Commitment.

(d)	An Amendment to the MORTGAGE in form and substance acceptable to the ADMINISTRATIVE AGENT including the Refinance Term Loan as an Obligation secured by the MORTGAGE.

(e).	A Secretary Certificate and appropriate resolutions from BORROWER authorizing the modifications and amendments provided for in this Amendment.

(f).	Such other matters as the ADMINISTRATIVE AGENT may reasonably require.

14. Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified, affirmed and certified by BORROWER. BORROWER hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the AGREEMENT and other LOAN DOCUMENTS. BORROWER represents and warrants to the ADMINISTRATIVE AGENT and the BANKS that the representations and warranties set forth in the AGREEMENT, and each of the other LOAN DOCUMENTS, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in “this AGREEMENT” included references to this Amendment. BORROWER represents, warrants and confirms to the ADMINISTRATIVE AGENT and the BANKS that no Events of Default is now existing under the LOAN DOCUMENTS and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any LOAN DOCUMENT. To the extent necessary, the LOAN DOCUMENTS are hereby amended consistent with the amendments provided for in this Amendment.

15. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

16. This Amendment will be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

17. BORROWER will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by ADMINISTRATIVE AGENT, execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:	/s/ Steven Kelly
Title:	President

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:	/s/ Blake Suing
Title:	Loan Officer

1st FARM CREDIT SERVICES, PCA/FLCA, as a BANK

By:	/s/ Dale Richardson

Title:	Vice President

MIDLAND STATES BANK, as a BANK

By:	/s/ Joe Bates

Title:	Commercial RM

FARM CREDIT SERVICES OF AMERICA, as a BANK

By:	/s/ Kathy Frahm

Title:	Vice President

EXHIBIT H

BANKS’ COMMITMENTS

BANK	REFINANCE TERM LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT, REFINANCE TERM LOAN AND REVOLVING LOAN

1st Farm Credit Services	$13,230,241.32	$3,000,000.00	$16,230,241.32
Midland States Bank	$6,615,120.66	$1,500,000.00	$8,115,120.66
Farm Credit Services of America	$6,615,120.66	$1,500,000.00	$8,115,120.66
First National Bank of Omaha	$17,640,321.75	$4,000,000.00	$21,640,321.75

Totals	$44,100,804.39	$10,000,000.00	$54,100,804.39